UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2009

VERSAR, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6850 Versar Center Springfield, Virginia	22151
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 750-3000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.

On September 9, 2009, the Compensation Committee of the Board of Directors, consisting of all independent directors, took the following compensation actions:

Under the Fiscal Year 2009 Incentive Compensation Plan:

A. Cash Bonuses:

Theodore M. Prociv	President and Chief Executive Officer	$135,200
Lawrence W. Sinnott	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer	$95,300
James C. Dobbs	Senior Vice President, General Counsel and Secretary	$46,200
Jeffrey A. Wagonhurst	Executive Vice President, Program Management	$73,900
Gina Foringer	Senior Vice President, Professional Services Group	$48,200
Paul W. Kendall	Senior Vice President, Global Planning and Marketing	$44,400
Peter Cooper	Senior Vice President, National Security Group	$46,700
Charles S. Cox	Senior Vice President, International Group	$25,000

B. Restricted Stock, granted under the 2005 Stock Incentive Plan, which will vest, except as noted below, 50% on April 1, 2010 and 50% on April 1, 2011:

Theodore M. Prociv	7,000 shares
Lawrence W. Sinnott	4,000 shares
James C. Dobbs	2,000 shares
Jeffrey A. Wagonhurst	3,000 shares
Gina Foringer	3,000 shares
Paul W. Kendall	2,000 shares
Peter Cooper	3,000 shares
Daniel Cummings	5,000 shares (vested in one-third increments over a three year period commencing September 9, 2009)

In addition, the Compensation Committee recommended, and on September 10, 2009, the Board of Directors approved, the promotion of (i) Peter Cooper to the position of Senior Vice President, National Security Group and (ii) Daniel Cummings to the position of Senior Vice President, US Construction and Engineering Group. Further, subject to acceptance of the above promotion recommendations, the Compensation Committee approved salary increases related to such promotions of $15,000 for Mr. Cooper and $23,000 for Mr. Cummings and approved a salary increase of $10,000 for Gina Foringer to align her salary with that of other senior vice presidents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2009

VERSAR, INC.

By: /s/ James C. Dobbs
James C. Dobbs
Senior Vice President and General Counsel

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